STATE OF ALABAMA
COUNTY OF TUSCALOOSA

AGREEMENT FOR THE PURCHASE AND SALE OF REAL PROPERTY

THIS AGREEMENT for the purchase and sale of real property (hereinafter the "Agreement") is entered into as of the Effective Date hereof; by and between Automotive Services Group, LLC with an address  of 1800 Century Park East, #200, LA, CA 90067 (hereinafter "Seller"), and Twin Properties, LLC, or its assignee, with an address of P.O. Box 2526, Huntsville, Alabama 35E04 (hereinafter "Purchaser"), for the Property located in the State of Alabama, County of Tuscaloosa, City of Tuscaloosa, and described as Tuscaloosa undeveloped land  Alabama, (hereinafter referred to as the "Property"), as noted on the attached Exhibit "A." Said Property shall include all buildings, improvements, easements, privileges, and appurtenances thereunto belonging, as of Closing, to Seller.

WHEREAS, Seller desires to set the Property to Purchaser, and Purchaser desires to purchase the Property from Seller,

NOW THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration herein recited and exchanged, the parties agree to the purchase and sale of the Property subject to the following terms and conditions:

1. Purchase Price.The Purchase Price for the Property shall be Nine Hundred Sixty Five Thousand and No/100 Dollars ($965,000.00), payable in cash at Closing.

2. Earnest Money Deposit,Purchaser has deposited the sure of Ten Thousand and No/100 Dollars ($10,000.00) (the "Deposit") with Voltz Realty Solutions to be held in trust and to be disbursed as follows:

a.	at Closing, the Deposit shall be applied against the Purchase Price;

b.	if any contingency described herein is not satisfied in favor of or waived by Purchaser, the Deposit shall be returned to Purchaser;

c.
if Seller defaults hereunder or breaches any representation or, warranty made by Seller herein, the Deposit shall be returned to Purchaser and the return thereof shall not prejudice any legal or equitable remedies (.including specific performance) that Purchaser may have against Seller as a result thereof;

d.	if Purchaser fails or refuses to perform Purchaser's part of this Agreement, said Deposit shall be paid to Seller.

3. Possession. Purchaser shall take possession of the Property at Closing.

4. Evidence of Title. Within thirty (30) days from the Effective Date, as evidence of title, Purchaser shall obtain, a Commitment for the issuance to Purchaser of an Owner's Policy of Title Maumee in the full amount of the Purchase Price, The Commitment shall show Seller to hold marketable title in fee simple to the Property, free and clear front an liens and encumbrances whatsoever excepted for:

a.	zoning ordinances, easements, agreements, and restrictions of record that do not interfere with Purchaser's intended use;

b.	Property taxes due and payable after the Closing date;

c.
any mortgage liens that are to be paid in Rill and released at Closing, At Closing, Purchaser shall obtain an Owner's Title Insurance policy [ALTA Form B (1970 REV. 10-17-70 and REV. 10-17.84)1 in the amount of die Purchase Price. The cost of the policy shall be paid equally by the Seller end Purchaser. The title commitment shall be endorsed as of 8:00 a.m. on the business day prior to the date of Closing, all in accordance with the standards of the Alabama Bar Association.

if title to all or part of the Property is unmarketable, us determined by relevant law, or is subject to liens, encumbrances, casements, conditions, restrictions, or encroachments other than those excepted in this Agreement, Seller shall, within thirty (30) days after written notice thereof, remedy or remove any such defect, lien, encumbrance, easement, condition, restriction, or encroachment, or shall obtain title insurance without exception therefor. At Closing, Seller shall sign an Affidavit with respect to off-record title matters in, accordance with community custom.

Seiler shall provide Purchaser with any existing boundary survey.

5. Deed. Seller shall convey to Purchaser marketable title in fee simple by transferable and recordable general warranty deed, with release of dower, if any, or fiduciary deed, as appropriate, free and clear of all liens, leases, and encumbrances not excepted by this Agreement.

6. Taxes and Assessments. At Closing, Seller shall pay, or credit the Purchase Price, all delinquent taxes, including penalties and interest, all assessments that are a lieu as of the date of this Agreement prior to Closing and also a portion thereof for the year of Closing, prorated through the date of Closing and based on a 365 - day year and, if undetermined, based on the most recent available tax rate and valuation, giving effect to applicable exemptions, recently voted rnillage, change in valuation, etc., whether or not certified. Seller shall pay agricultural recoupments, if any.

Seller warrants that no improvements or services (site or area) have been installed or furnished, nor has Seller received notification frontally public authority or owner's association of future improvements of which any part of the costs may be assessed against the Property, other than those disclosed herein

7. Damage or Destruction of Property. Risk of loss to the Property and appurtenances shall be borne by Seller until Closing.

8. Hazardous Substances. Within ten (10) days of the Effective Date hereof, Seller shall provide to Purchaser all tests, results of tests, correspondence, and information that Seller has concerning the presence or possible presence of hazardous substances (including petroleum hydrocarbons) or the investigation far hazardous substances on the Property. The information shall include all correspondence, reports, and test results obtained born the previous owner or any previous prospective purchaser, that were provided to Seller, and shall also include any and all correspondence between Seller and any governmental entity concerning the presence of hazardous substances on the Property and any remedy of it.

Seller warrants and represents to Purchaser that neither Seller nor any third-parry, including its agents and employees, has introduced any hazardous or toxic materials or waste or petroleum hydrocarbons in, on, or under the Property, and Seller has no knowledge of any third - party discharging any such hazardous or toxic material or waste in, on, or under the Property. This warranty and representation shall survive the Closing.

9. Purchaser Due Diligence and Contingencies. Purchaser's obligations under this Agreement are subject to the satisfaction of the following contingencies within sixty (60) days ("Purchaser's Contingency Period"). Purchaser Contingencies are;

a.
Purchaser, in its sole and absolute discretion, determining the acceptability of the results of any tests and / or inspections provided to it or which it may make. If said results are not acceptable to Purchaser, then Purchaser shall have the right, upon written notice to Seller, to cancel this Agreement.

b.
Purchaser verifying that the Property is zoned to allow Purchaser's intended use with associated functions. Purchaser and Seller agree that the acceptability of zoning includes not only permission to use the Property for Purchaser's intended use, but also permission to construct Purchaser's site plan including, but not limited to, access, parking, signage, architectural requirements of the building, and lighting.

c.	Purchaser receiving and approving the evidence of title provided by Seller pursuant to Paragraph four (4) hereof.

d.	Purchaser determining, in its sole discretion, the feasibility of developing an express car wash on the Property.

10. Cooperation.
a.
Seller shall furnish Purchaser, upon request, with copies of all available plans, specifications, drawings, surveys, title work, zoning reports and other information regarding taxes and other related expenses at tire Property over the past two (2) years, if available.

b.
At Closing, Seller shall join in the execution of any and all documents necessary to fulfill the conditions precedent set forth above. Purchaser shall have the right to waive any or all of the conditions precedent to its obligations hereunder and to close this transaction as though such conditions precedent had been met.

c.
Purchaser may, through its agents, servants, employees, and engineers, at its sole expense, enter into and upon the property for the purpose of making such surveys, maps, drawings, and the collection of engineering data including an environmental site assessment as it may in its sole discretion require during the period of this Agreement; provided, however, that Purchaser shall cause no substantial or material damage to the Property, and the Property shall be restored by Purchaser to its former condition after the examination, surveys, etc.. are completed, except for the usual and ordinary changes caused by such inspections and tests.

11. Miscellaneous. This Agreement constitutes the entire Agreement of the parties, and there are not representations, oral or written, that have not been incorporated herein. Time is of the essence in all provisions of this Agreement. All of the provisions of this Agreement shall survive the Closing.

12. Closing. This Agreement shall be performed and the transaction closed within thirty (30) days after written release of all contingencies by Purchaser. Consistent with other provisions of this Agreement, costs of Closing shall be allocated as follows:

Sales commission:	Equally: Seller/Purchaser

Items payable in connection with any loan:	Purchaser

Items required by lender to be paid in advance:	Purchaser

Reserves deposited with lender:	Purchaser

Title Charges:

Settlement or Closing Fee:	Purchaser

Title examination:	Purchaser

Title insurance binder:	Purchaser

Document preparation for deed:	Seller

Attorney fees:	By party incurring such charges

Title insurance policy coats:	Equally:

Seller/Purchaser Recording fees:

Deed:	Purchaser

Mortgage:	Purchaser

Releases:	Seller

State tax:	Purchaser

Other costs shall be paid according to community custom and the intent of this Agreement,

13. Seller's Representations and Warranties. In addition to any other representation, warranty, and certification of Seller as set forth in this Agreement, Seller hereby represents, warrants, and certifies as follows:

a.
All statements made herein are true and. correct, and the information to be provided by Setter to Purchaser pursuant to this Agreement and relating to the Property does not and will nut contain any statement, which at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact or fails to state any material fact (that is known) necessary in order to make any statement contained therein not false or misleading in any material respect.

Seller shall immediately notify Purchaser of any material change in respect to the Property, or any information heretofore or hereafter furnished to Seller in respect to the Property including, but not limited to, the title insurance commitment hereunder.

c.
Seller has full right, power, and authority to execute, deliver, and to perform this Agreement without obtaining any consensus or approvals from, or the taking of any other actions with respect to, any third patties, as described herein (or if any such consensus, approvals, or other actions are required, the same will be accomplished prior to the Closing date). This Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding Agreement of Seller and Purchaser enforceable against Seller and Purchaser in accordance with its terms.

d.
There is no pending condemnation or similar proceeding affecting the Property or any portion thereof or access thereto, nor does Seller have any knowledge that any such action is presently contemplated.

14. Purchaser's Representations, Warranties and Certifications. In addition to any other representation, warranty, and certification of Purchaser, as set forth in this Agreement, Purchaser hereby represents, warrants, and certifies as follows that:

a.	Purchaser is a validly existing entity in good standing arid with full authority to execute this Agreement.

b.
Purchaser has the full right, power, and authority to execute, deliver, and to perform this Agreement without obtaining any consensus or approvals from, or the taking of any other actions with respect to any third parties (or if any such consensus, approvals or other actions are required, the same will be accomplished prior to the Closing date). This Agreement, when executed and delivered by Seller, and Purchaser, will constitute the valid and binding Agreement of Seller and Purchaser enforceable against Seller and Purchaser in accordance with its terms.

15. Notices. Any notices provided for herein shall be in writing and shall be delivered by overnight delivery service, postage prepaid, addressed to the parties as follows:

If to Seller:	1800 Century Park East, #200
LA, CA 90067

If to Purchaser:	Twin Properties, LLC
P.0. Box 2526
Huntsville, Alabama 35804

16. Assignment. Purchaser shall have the right to assign its rights and obligations in this Agreement to a third party in order to establish a holding entity for this specific development.

17. Sales Commission. At Closing, Seller and. Purchaser shall pay a sales commission in cash at closing in the amount of six percent (6%) of the gross sales price as follows: three percent (3%) to Voltz Realty Solutions and three percent (3%) to Newlin Development Co., Inc. Such sales commission shall be paid equally by Seller and Purchaser.

AGENCY DISCLOSURE (required by Alabama Law, § 34-2740)

Print name of Listing Company: Voltz Realty Solutions
The listing agent is an agent of (check one):
Seller:     X
Purchaser: ________
Both parties as a limited consensual dual agent: ________
*Neither party, and is acting as a transaction broker: ________

Print name of Selling Company: Now/in Development Co., Inc.
The selling company, if any, is an agent of (check one): Seller:
Purchaser: ________

Both parties as a limited consensual dual agent: ________
Seller's Initials: _________________;	Purchaser's Initials:	Neither party, and is tin as a transaction broker: ____________________

18. Effective Date. This Agreement has an Effective Date as of the later date of signature or execution, as shown hereon.

19. Facsimile or counterpart Signatures. This contract may be delivered by either party or all parties by telecopy or facsimile, and shall be binding upon the party so executing it upon the receipt by the other party of the fully executed contract. The original contract should be signed by all parties not later than 10 business days from acceptance unless otherwise agreed in writing, however, this shall not affect the validity and enforceability of the contract executed via facsimile.

20. Duration of Offer. This offer is open for acceptance by Seller until March 23, 2007 at 11:00 a.m., and henceforth is voidable by Purchaser.

Purchaser:	Seller;
Twin Properties, LLC	Automotive Services Group, LLC

EXHIBIT A

PARCEL NO. 1.

A part of the Northwest Quarter of Northwest Quarter of Section 31, Township 21. South, Range 9 West and the Southwest Quarter of the Southwest Quarter of Section 30, Township 21 South, Range 9 West, Tuscaloosa County, Alabama, containing one and one tenth (1.10) of an acre, more or less, being more particularly described as follows:

Begin at the Northeast corner of Lot I of Princeton Heights as recorded in Plat Book 4, Page 69 in the Probate Office in Tuscaloosa County, Alabama; thence run in au Southerly direction along the East Line of said Lot 1 for a distance of 183.57 feet to a point; thence leaving said East Line with an interior angle left of 99°35'56", run in a Westerly direction for a distance of 87.47 feet to a point; thence with an interior angle left of 8 7°59 '27" , run in a Northerly direction for a distance of 73.47 feet to a point; thence with, an interior angle left of 269°45'39", run in a Westerly direction for a distance of 69.48 feet to a point; thence with an interior angle left of 105°54'13", run in a Northwesterly direction for a distance of 63.78 feet to a point; thence with an interior angle left of 209°21'13", run in a Westerly direction for a distance of23.68 feet to a point lying on the East Right- of Way margin of U.S. Highway 82 (McFarland Boulevard); thence with an interior angle left of 96°13'06"; run in a Northerly direction along said East Right-of-Way margin for a distance of 193.23 feet to a point; thence leaving the said East Right-of-Way margin with an interior angle left of 81'52'03", run in a Easterly direction for a distance of 133.64 feet to a point; thence with an interior angle left of 102°58'51", run in a Southerly direction for a distance of 77.11 feet to a point; thence with an interior angle left of 260°02'03", run in a Easterly direction for a distance of 120.59 feet to the POINT OF BEGINNING, forming a closing interior angle of 89°00'41".

PARCEL NO. 2

Commence at the Northeast corner of said Lot 1; thence run in a southerly direction and along the East Boundary Line of said lot for a distance of 183.57 feet to &point; thence with an angle left of 99°35'56" run in a westerly direction for a distance of 87.47 feet to the POINT-OF-BEGINNING of the herein described parcel of land; thence with a deflection angle to the tight of 92°00'33" run in a northerly direction for a distance of 73.47 feet to a point; thence with an angle left of 269°45'39" run in a westerly direction for a distance of 69.48 feet to a point; thence with an angle right of 209°05'47" run in a northwesterly direction for a distance of 63.78 feet to a point; thence with an angle right of 150°38'47" run in a westerly direction for a distance of 23.68 feet to a point on the East Right-of-Way Margin of US Highway 82; thence with an angle right of 82°14'15" run in a southerly direction and along said margin for a distance of 110.20 feet to a point; thence with an. angle right of 88°09'50" rust in an easterly direction for a distance of 148.31 feet to the POINT-OF-BEGINNING forming an interior closure angle of 92°00'3.